Exhibit 10.1
FIRST AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
     THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (“First Amendment”), dated as of May 12, 2010, is made and entered into by and among MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), UNION BANK, N.A., a national banking association, in its capacity as Administrative Agent (“Administrative Agent”), UNION BANK, N.A., a national banking association, in its capacity as a Lender (“Union Bank”), and BRANCH BANKING & TRUST COMPANY, a North Carolina banking corporation, in its capacity as a Lender (“BB&T”) (Union Bank and BB&T herein called “Lenders”).
RECITALS:
     A. Borrower, Administrative Agent and Lenders are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 28, 2009 (the “Agreement”), pursuant to which each Lender severally agreed to extend credit to Borrower in the amounts provided for therein.
     B. Borrower, Administrative Agent and Lenders desire to increase the Reserve Amount (as such term is defined in Section 1.1 of the Agreement) from Seven Million Five Hundred Thousand Dollars ($7,500,000) to Ten Million Dollars ($10,000,000), subject, however, to the terms and conditions of this First Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower, Administrative Agent and Lenders agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendment To The Agreement. The definition of “Reserve Amount” appearing in Section 1.1 of the Agreement is hereby amended to read in full as follows:
          “‘Reserve Amount’ means the amount of the Reserve, which shall be Ten Million Dollars ($10,000,000).”
3. Effectiveness Of This First Amendment. This First Amendment shall become effective as of the date hereof when, and only when, Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
     (a) A counterpart of this First Amendment, duly executed by Borrower;

     (b) An amendment fee, for the ratable account of the Lenders, in the sum of Fifteen Thousand Dollars ($15,000), which amendment fee shall be non-refundable;
     (c) A legal documentation fee, for the sole account of the Administrative Agent, in the sum of Six Hundred Dollars ($600), which legal documentation fee shall be non-refundable; and
     (d) Such other documents, instruments or agreements as Administrative Agent may reasonably deem necessary in order to effect fully this First Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Article V of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this First Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and
     (c) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default under the Agreement, but for the requirement that notice be given or time elapse or both.
6. Governing Law. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

MOTORCAR PARTS OF AMERICA, INC., as Borrower
By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

UNION BANK, N.A., in its capacity as Administrative Agent and as a Lender
By:	/s/ Rafael Vistan
Rafael Vistan
Vice President

BRANCH BANKING & TRUST COMPANY, in its capacity as a Lender
By:	/s/ Kenneth M. Blackwell
Kenneth M. Blackwell
Senior Vice President